EXHIBIT 99.1

             Chemed Corporation Reports 2004 Third-Quarter Results; Consolidated Diluted EPS of $.84, Adjusted Pro forma Diluted EPS of $.63

    CINCINNATI--(BUSINESS WIRE)--Oct. 25, 2004--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation's largest provider of end-of-life care, and Roto-Rooter, the nation's largest commercial and residential plumbing and drain cleaning services provider, today reported financial results for its third quarter ended September 30, 2004, versus the comparable prior-year period, as follows:


--  Consolidated Operating Results (GAAP)
    --  Revenue increased 181% to $211.1 million
    --  Diluted EPS of $.84

--  Adjusted Pro forma Consolidated Operating Results (Non-GAAP)
    --  Diluted EPS of $.63
    --  Adjusted EBITDA of $23.8 million

--  VITAS generated record Revenue and ADC levels
    --  Quarterly Net Patient Revenue of $135.1 million, up 19%
    --  Average Daily Census (ADC) of 8,949, up 17%
    --  Adjusted EBITDA of $16.8 million, an increase of 50%
    --  Adjusted EBITDA margin of 12.4%
    --  Adjusted Net Income of $8.7 million, up 49%

--  Roto-Rooter segment reported increased Revenue, Adjusted
    EBITDA and Net Income
    --  Revenue increased 5%
    --  Adjusted EBITDA of $9.6 million, an increase of 35%
    -- Net Income, excluding prior quarters' tax benefits, of $5.2 million, an increase of 87%

    "Chemed Corporation continues to generate strong fundamental performance," stated Kevin McNamara, Chemed president and chief executive officer. "Our methodical expansion of the VITAS business model now includes 32 programs in 11 states. ADC for the third quarter of 2004 was 8,949, an increase of 17.1% over the prior-year quarter and 4.3% above the second quarter of 2004. This translated into revenue growth of 19.0% over the prior year and 3.7% over the second quarter of 2004. We currently have 10 new starts in various stages of development, including our small acquisition in Atlanta. New starts generated $1.4 million of operating losses in the quarter, which had a modest impact on our overall margins.
    "In addition, Roto-Rooter continues to show strong earnings improvements over the prior year. For the third quarter of 2004, revenue growth aggregated 5.4% and net income, after excluding certain favorable tax adjustments, increased 87% over the prior year."
    "The third quarter of 2004 does contain a number of items that positively impacted our GAAP operating results," said David Williams, Chemed's chief financial officer. "These items included reversing out certain severance accruals related to the VITAS merger, as well as adjusting year-to-date amortization and depreciation expense as we finalize valuations for the VITAS transaction. In addition, we have recently completed a multi-state and local tax planning analysis that had a favorable impact on our year-to-date effective tax rate. Our Reconciliation of Pro forma Adjusted Net Income excludes the benefit of these items that related to prior quarters. This should provide a more reasonable estimate of our earnings on a go-forward basis. We continue to caution everyone to carefully review the accounting issues relating to the refinancing and merger of VITAS into Chemed when analyzing quarter and year-to-date operating results."
    For a detailed presentation of operating results, reconciling items and related definitions and components, please refer to the attached schedules.

    VITAS

    The merger of VITAS was completed on February 24, 2004. Prior to that date, the Company accounted for its 37% ownership of VITAS under the equity method of accounting. As a result, under generally accepted accounting principles, only a portion of VITAS' operating results is fully consolidated into Chemed's first quarter of 2004 results.
    VITAS had net patient revenue of $135.1 million, pro forma income from operations of $14.2 million, net income of $8.7 million and Adjusted EBITDA of $16.8 million in the third quarter of 2004.
    VITAS generated revenue growth of 19.0% over the prior-year period and 3.7% sequentially. Gross margins remained relatively flat at 21.8% in the third quarter of 2004 as compared to the prior-year quarter. The third-quarter 2004 gross margin includes $1.4 million in startup losses, which is an incremental $0.9 million over the prior-year period. This negatively impacted margins by 104 basis points. Central support costs for VITAS, which are included as selling, general and administrative expenses in our Pro forma Quarterly Statement of Net Income, declined 9.8% from the prior-year quarter and increased 3.5% sequentially. On a pro forma basis, VITAS increased adjusted net income 49% as compared to the third quarter of 2003.
    VITAS' average daily census (ADC) in the third quarter of 2004 was 8,949. This compares to an ADC of 7,643 in the comparable prior-year period, an increase of 17% and a 4% increase over the second quarter of 2004. Average length of stay (LOS) per patient was 60.8 days for the quarter and compares to 54.7 days in the third quarter of 2003. Average LOS for all non-startup programs ranged from a low of 35.2 days to a high of 84.5 days in the third quarter of 2004. The median LOS was 13.0 days in the quarter, an increase of 1.0 days over the prior year.
    "We continue to see strong organic ADC growth across all levels of VITAS," said McNamara. "The ADC in our 22 base programs now exceeds an average of 397 patients per program. In our large programs, those with an average daily census in excess of 450, ADC growth was 14% over the prior-year quarter and increased 2.2% sequentially. Our small and medium programs generated ADC growth of 20.6% over the prior year and 6.5% sequentially."
    "We did see significant mix fluctuations in our revenue components this quarter," Williams stated. "Routine home care aggregated 69.8% of revenue, an increase of 130 basis points over the prior-year quarter and a 150-basis-point increase on a sequential basis. Our inpatient revenue aggregated 13.6% of total revenue and continuous care was 16.6% of revenue in the third quarter of 2004."

    Roto-Rooter Segment

    Roto-Rooter's plumbing and drain cleaning business generated sales of $66.8 million for the third quarter of 2004, 5.4% higher than the $63.3 million reported in the comparable prior-year quarter. Adjusted net income for the quarter, excluding favorable tax benefits relating to prior quarters, totaled $5.2 million, an increase of 87% over the prior-year quarter. Adjusted EBITDA in the third quarter of 2004 totaled $9.6 million, an increase of 35% over the Adjusted EBITDA of $7.1 million generated in the third quarter of 2003.
    "There are several factors contributing to the improvement in the plumbing and drain cleaning segment," stated McNamara. "Job count increased 1.9% in the third quarter of 2004 over the prior-year period. We continue to see strengthening demand in commercial and residential plumbing. Our expense control at the field level resulted in a third-quarter-2004 gross profit margin of 45.4%, which is 160 basis points above the third quarter of 2003."

    Consolidated Financial Position

    "Our cash position is solid," Williams stated. "As of September 30, 2004, we have over $51 million in cash and approximately $72 million of unused lines of credit under our Credit Facility. In addition, we have tax refunds in excess of $15 million relating to the deductibility of stock option buyouts at the VITAS level that should be received by the end of the year."

    Guidance for the Remainder of the Year

    "Looking ahead into the fourth quarter of 2004," Williams stated, "we anticipate sequential consolidated revenue to be materially above the third quarter due to seasonality factors within Roto-Rooter. Roto-Rooter is estimated to generate a 5% to 7% sequential revenue growth in the fourth quarter, which is consistent with historical seasonality.
    "VITAS continues to show consistent ADC growth. The past six quarters have averaged a sequential quarterly increase in ADC of 345. If this trend line continues, ADC would approximate 9,300 in the fourth quarter. We are optimistic as to the long-term sustainable trend-line improvements in ADC, revenue, EBITDA margins and earnings per share. However, we should keep in perspective VITAS will experience fluctuations in growth patterns and revenue mix quarter to quarter. We anticipate fluctuations in margins quarter to quarter as capacity and central support resources are grown at a more predictable and methodical rate than our actual ADC.
    "Based upon these factors and a current diluted share count of
12.7 million, our expectation is that earnings per diluted share for the fourth quarter will be in the range of $.73 to $.77. We anticipate providing full-year 2005 guidance when we release our final 2004 operating results."

    Conference Call

    Chemed will hold a conference call to discuss third quarter results Tuesday, October 26, 2004, at 11 a.m., ET. The dial-in number for the conference call is 800-945-0061 for U.S. and Canadian participants and 706-679-7146 for international participants. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on "Investor Relations Home" and then on "Featured Event: Web Cast - Live! Q3 2004 Chemed Corporation Earnings Conference Call." An archived webcast will also be available at www.chemed.com and will remain available for 14 days following the live call.
    A taped replay of the conference call will be available approximately two hours after the call's conclusion. It can be accessed by dialing 800-642-1687 for U.S. and Canadian callers and 706-645-9291 for international callers. The conference identification number is 1034741. The telephone replay will be available for one week following the live call.
    Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 9,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible. Chemed operates in the residential and commercial repair-and-maintenance-service industry under the brand names Roto-Rooter and Service America. Roto-Rooter provides plumbing and drain service through Company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in China/Hong Kong, Indonesia, Singapore, Japan, Mexico, the Philippines and the United Kingdom. Operating in Florida and Arizona, Service America furnishes residential and commercial appliance and heating and air conditioning repair and maintenance services.
    This press release contains information about Chemed's adjusted EBITDA, which is not a measure derived in accordance with generally accepted accounting principles and which excludes components that are important to understanding Chemed's financial performance. Chemed provides adjusted EBITDA to help investors and others evaluate its operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed's adjusted EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. A reconciliation of Chemed's net income to its adjusted EBITDA is presented in the tables following the text of this press release.

    Forward-Looking Statements

    Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care, plumbing, drain cleaning and HVAC industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed's dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed's most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.



CHEMED CORPORATION
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

                                   Three Months        Nine Months
                                       Ended              Ended
                                   September 30,      September 30,
                                 -----------------  -----------------
                                  2004 (a) 2003 (b)  2004 (a) 2003 (b)
                                 --------  -------  -------- --------
 Service revenues and sales      $211,134  $75,172  $551,176 $230,088
                                 --------  -------  -------- --------
 Cost of services provided and
  goods sold                      149,409   44,215   382,839  135,978
 Selling, general and
  administrative expenses          38,908   25,607   107,844   76,754
 Depreciation                       3,002    2,983    11,161    9,025
 Long-term incentive
  compensation                          -        -     9,058        -
                                 --------  -------  -------- --------
    Total costs and expenses      191,319   72,805   510,902  221,757
                                 --------  -------  -------- --------
    Income from operations         19,815    2,367    40,274    8,331
 Interest expense                  (6,085)    (755)  (15,196)  (2,429)
 Loss on extinguishment of debt         -        -    (3,330)       -
 Other income--net                    398    3,049     2,208    9,766
                                 --------  -------  -------- --------
    Income before income taxes     14,128    4,661    23,956   15,668
 Income taxes                      (3,647)  (1,748)   (8,983)  (5,898)
 Equity in income/(loss) of
  affiliate (VITAS)                   131        -    (3,153)       -
                                 --------  -------  -------- --------
 Net Income                      $ 10,612  $ 2,913  $ 11,820 $  9,770
                                 ========  =======  ======== ========

 Earnings Per Share
    Net income                   $   0.85  $  0.29  $   0.99 $   0.99
                                 ========  =======  ======== ========
    Average number of shares
     outstanding                   12,470    9,941    11,904    9,913
                                 ========  =======  ======== ========
 Diluted Earnings Per Share
    Net income                   $   0.84  $  0.29  $   0.97 $   0.98
                                 ========  =======  ======== ========
    Average number of shares
     outstanding                   12,701    9,988    12,136    9,940
                                 ========  =======  ======== ========

--------------------------------
(a) Results for 2004 include the following adjustments/special items which increased/(reduced) earnings (in thousands):

                                                      Third    Nine
                                                     Quarter  Months
                                                     ------- --------
 Adjustments to revise VITAS purchase
  price allocation and related
  amortization of assets:
    Increase in amortization expense
     (included in selling, gen. and
     administrative exp.)                            $ (311) $      -
    Reduction in depreciation expense                   837         -
 Payouts under the Company's long-term
  incentive program                                       -    (9,058)
 Loss on extinguishment of debt                           -    (3,330)
                                                     ------  --------
      Total impact on income before income
       taxes                                            526   (12,388)
 Adjustment of income taxes related to the
  above                                                (211)    4,751
 Tax adjustments resulting from the
  finalization of prior-year tax returns in
  the third quarter of 2004                           1,020     1,020
 Tax adjustments from the cumulative
  reduction of estimated state and local
  tax rates                                           1,098         -
 Equity in the earnings/(loss) of VITAS,
  impacted significantly by transaction-
  related expenses incurred by VITAS prior
  to its merger with Chemed in February
  2004                                                  131    (3,153)
                                                     ------  --------
      Total impact on net income                     $2,564  $ (9,770)
                                                     ======  ========
These 2004 adjustments/special items increased earnings per share by $.20 ($.21 on a diluted basis) in the third quarter and reduced earnings per share by $.82 ($.81 on a diluted basis) in the nine months.

(b) Results for 2003 include the following adjustments/special items which increased/(reduced) earnings (in thousands):

                                                     Third     Nine
                                                     Quarter  Months
                                                     ------- -------
 Severance charges in March 2003 (included
  in selling, gen. and administrative
  exp.)                                              $    -  $(3,627)
 Pretax capital gains from the redemption
  of VITAS preferred stock and the sales
  of investments (included in other
  income)                                             1,846    5,390
 Dividend income from VITAS preferred
  stock redeemed in 2003 (included in
  other income)                                         371    1,794
                                                     ------  -------
      Total impact on income before income
       taxes                                          2,217    3,557
 Adjustment of income taxes related to the
  above                                                (689)    (979)
                                                     ------  -------
      Total impact on net income                     $1,528  $ 2,578
                                                     ======  =======
These 2003 adjustments/special items increased earnings per share by $.15 in the third quarter and increased earnings per share by $.26 in the nine months.

CHEMED CORPORATION
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

                                                      September 30,
                                                   ------------------
                                                     2004     2003 (a)
                                                   -------- ---------
 Assets
    Current assets
      Cash and cash equivalents                    $ 51,261 $  72,607
      Accounts receivable less allowances            71,476    13,310
      Inventories                                     8,391     8,548
      Statutory deposits                              7,924     9,852
      Prepaid income taxes                           10,493     4,612
      Current deferred income taxes                  24,247     9,167
      Prepaid expenses and other current assets       8,354     6,941
                                                   -------- ---------
        Total current assets                        182,146   125,037
    Investments of deferred compensation plans
     held in trust                                   19,302    16,832
    Other investments                                 1,445     5,546
    Note receivable                                  12,500    12,500
    Properties and equipment, at cost less
     accumulated depreciation                        58,422    47,456
    Identifiable intangible assets less
     accumulated amortization                        75,828     2,450
    Goodwill less accumulated amortization          407,407   113,437
    Other assets                                     24,754    16,908
                                                   -------- ---------
          Total Assets                             $781,804 $ 340,166
                                                   ======== =========

 Liabilities
    Current liabilities
      Accounts payable                             $ 39,406 $   5,033
      Current portion of long-term debt               5,401       463
      Income taxes                                      401        21
      Deferred contract revenue                      15,987    16,053
      Accrued insurance                              23,729    16,844
      Other current liabilities                      56,368    20,348
                                                   -------- ---------
        Total current liabilities                   141,292    58,762
    Long-term debt                                  288,311    25,635
    Mandatorily redeemable convertible preferred
     securities of the Chemed Capital Trust               -    14,146
    Deferred compensation liabilities                19,306    16,824
    Other liabilities                                18,000    20,315
                                                   -------- ---------
          Total Liabilities                         466,909   135,682
                                                   -------- ---------

 Stockholders' Equity
    Capital stock                                    13,437    13,452
    Paid-in capital                                 209,564   169,406
    Retained earnings                               127,357   134,143
    Treasury stock, at cost                         (32,984) (110,492)
    Unearned compensation                            (4,289)   (3,389)
    Deferred compensation payable in Company stock    2,351     2,294
    Notes receivable for shares sold                   (541)     (930)
                                                   -------- ---------
          Total Stockholders' Equity                314,895   204,484
                                                   -------- ---------
          Total Liabilities and Stockholders'
           Equity                                  $781,804 $ 340,166
                                                   ======== =========

 Book Value Per Share                              $  25.25 $   20.70
                                                   ======== =========

 (a)Reclassified to conform to 2004 presentation


                          CHEMED CORPORATION
                 CONSOLIDATING STATEMENT OF OPERATIONS
        FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                       (in thousands)(unaudited)
                                                            Chemed
                            Roto-      Service     Corp-    Consoli-
                   VITAS    Rooter     America     orate    dated
                  --------  -------    -------    -------   --------
 2004
------------------
Service revenues
 and sales        $135,101  $66,785    $ 9,248    $     -   $211,134
                  --------  -------    -------    -------   --------
Cost of services
 provided and
 goods sold        105,695   36,433      7,281          -    149,409
Selling, general
 and
 administrative
 expenses           14,215   20,021      1,831      2,841     38,908
Depreciation           469    2,081        392         60      3,002
Long-term
 incentive costs         -        -          -          -          -
                  --------  -------    -------    -------   --------
 Total costs and
  expenses         120,379   58,535      9,504      2,901    191,319
                  --------  -------    -------    -------   --------
 Income/(loss)
  from operations   14,722    8,250       (256)    (2,901)    19,815
Interest expense       (32)     (43)        (2)    (6,008)    (6,085)
Intercompany
 interest income/
 (expense)             289      327         39       (655)         -
Loss on
 extinguishment
 of debt                 -        -          -          -          -
Other income--net       93      (92)        24        373        398
                  --------  -------    -------    -------   --------
 Income/(loss)
  before income
  taxes             15,072    8,442       (195)    (9,191)    14,128
Income taxes        (6,097)  (2,375)(a)     70      4,755(a)  (3,647)
Equity in loss of
 VITAS                   -        -          -        131(b)     131
                  --------  -------    -------    -------   --------
 Net
  income/(loss)   $  8,975  $ 6,067    $  (125)   $(4,305)  $ 10,612
                  ========  =======    =======    =======   ========

 2003
------------------
Service revenues
 and sales        $      -  $63,342    $11,830    $     -   $ 75,172
                  --------  -------    -------    -------   --------
Cost of services
 provided and
 goods sold              -   35,583      8,632          -     44,215
Selling, general
 and
 administrative
 expenses                -   21,424      2,458      1,725     25,607
Depreciation             -    2,276        619         88      2,983
                  --------  -------    -------    -------   --------
 Total costs and
  expenses               -   59,283     11,709      1,813     72,805
                  --------  -------    -------    -------   --------
 Income/(loss)
  from operations        -    4,059        121     (1,813)     2,367
Interest expense         -      (33)        (8)      (714)      (755)
Intercompany
 interest
 income/(expense)        -      157          1       (158)         -
Other income--net        -      312         64      2,673(c)   3,049
                  --------  -------    -------    -------   --------
 Income/(loss)
  before income
  taxes                  -    4,495        178        (12)     4,661
Income taxes             -   (1,707)      (114)        73     (1,748)
                  --------  -------    -------    -------   --------
 Net
  income/(loss)   $      -  $ 2,788    $    64    $    61   $  2,913
                  ========  =======    =======    =======   ========

------------------
(a) Amounts include favorable adjustments related to finalization of prior-year tax returns during the third quarter of 2004. The aftertax benefit received from these adjustments was $390,000 for Corporate and $630,000 for Roto-Rooter. In addition, amounts included tax benefits related to prior quarters due to the Company's adjusting its effective tax rate for state and local taxes during the third quarter. The aftertax benefit recorded for these prior-quarter adjustments was $881,000 for Corporate and $217,000 for Roto-Rooter.

(b) Amount includes the Company's aftertax share of VITAS' charges related to the Company's acquisition of VITAS prior to the acquisition date. The accruals for transaction costs were adjusted in the third quarter of 2004 based on changed facts and circumstances. Of the total adjustment, 37% (less deferred income taxes) was credited to the Company's equity in the earnings of VITAS and 63% was credited to goodwill. These charges comprise transaction-related expenses that increased the Company's equity in the earnings/(loss) of VITAS by $131,000 during the third quarter of 2004.

(c) Amount includes a pretax gain of $1,846,000 ($1,200,000 aftertax) from the redemption of VITAS preferred stock in the third quarter of 2003.


                          CHEMED CORPORATION
                 CONSOLIDATING STATEMENT OF OPERATIONS
         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                       (in thousands)(unaudited)
                                                              Chemed
                             Roto-     Service    Corp-      Consoli-
                  VITAS     Rooter     America    orate       dated
                 --------  --------    -------   --------    --------
 2004
----------------
Service revenues
 and sales       $316,453  $204,907    $29,816   $      -    $551,176
                 --------  --------    -------   --------    --------
Cost of services
 provided and
 goods sold       247,971   113,077     21,791          -     382,839
Selling, general
 and
 administrative
 expenses          32,935    61,023      6,550      7,336     107,844
Depreciation        3,078     6,501      1,393        189      11,161
Long-term
 incentive costs        -     1,558 (a)    275(a)   7,225 (a)   9,058
                 --------  --------    -------   --------    --------
 Total costs and
  expenses        283,984   182,159     30,009     14,750     510,902
                 --------  --------    -------   --------    --------
 Income/(loss)
  from
  operations       32,469    22,748       (193)   (14,750)     40,274
Interest expense      (90)     (102)        (9)   (14,995)    (15,196)
Intercompany
 interest
 income/
 (expense)            420       700         66     (1,186)          -
Loss on
 extinguishment
 of debt                -         -          -     (3,330)(b)  (3,330)
Other income--
 net                  169       594        178      1,267       2,208
                 --------  --------    -------   --------    --------
 Income/(loss)
  before income
  taxes            32,968    23,940         42    (32,994)     23,956
Income taxes      (13,489)   (8,486)(f)    (48)    13,040 (f)  (8,983)
Equity in
 earnings of
 VITAS                  -         -          -     (3,153)(c)  (3,153)
                 --------  --------    -------   --------    --------
 Net income/
  (loss)         $ 19,479  $ 15,454    $    (6)  $(23,107)   $11,820
                 ========  ========    =======   ========    ========

 2003
----------------
Service revenues
 and sales       $      -  $192,659    $37,429   $      -    $230,088
                 --------  --------    -------   --------    --------
Cost of services
 provided and
 goods sold             -   108,180     27,798          -     135,978
Selling, general
 and
 administrative
 expenses               -    60,721      7,545      8,488 (d)  76,754
Depreciation            -     6,900      1,859        266       9,025
                 --------  --------    -------   --------    --------
 Total costs and
  expenses              -   175,801     37,202      8,754     221,757
                 --------  --------    -------   --------    --------
 Income/(loss)
  from
  operations            -    16,858        227     (8,754)      8,331
Interest expense        -      (148)       (28)    (2,253)     (2,429)
Intercompany
 interest
 income/
 (expense)              -       414        (17)      (397)          -
Other income--
 net                    -       707        288      8,771 (e)   9,766
                 --------  --------    -------   --------    --------
 Income/(loss)
  before income
  taxes                 -    17,831        470     (2,633)     15,668
Income taxes            -    (6,730)      (303)     1,135      (5,898)
                 --------  --------    -------   --------    --------
 Net income/
  (loss)         $      -  $ 11,101    $   167   $ (1,498)   $  9,770
                 ========  ========    =======   ========    ========

----------------
(a) Amounts represent payouts under the Company's 2002 Executive Long-term Incentive Plan in the first quarter of 2004. The aftertax cost of these charges was $4,455,000 for Corporate, $982,000 for Roto-Rooter and $170,000 for Service America.

(b) Amount represents the prepayment penalty incurred on the early extinguishment of the Company's debt ($2,030,000 aftertax) in the first quarter of 2004.

(c) Amount includes the Company's aftertax share of VITAS' charges related to the Company's acquisition of VITAS in the first quarter of 2004 prior to the acquisition date. The accruals for transaction costs were adjusted in the second and third quarters of 2004 based on changed facts and circumstances. These charges comprise transaction-related expenses that increased the Company's equity in the earnings/(loss) of VITAS by $3,669,000 during the first nine months of 2004.

(d) Amount includes pretax charges of $3,627,000 ($2,358,000 aftertax) for severance charges in the first quarter of 2003.

(e) Amount includes a pretax gain of $3,544,000 ($2,151,000 aftertax) from the sales of investments in the first quarter of 2003 and a pretax gain of $1,846,000 ($1,200,000 aftertax) from the redemption of VITAS preferred stock in the third quarter of 2003.

(f) Amounts include favorable adjustments related to finalization of prior-year tax returns during the third quarter of 2004. The aftertax benefit received from these adjustments was $390,000 for Corporate and $630,000 for Roto-Rooter.


                          CHEMED CORPORATION
            PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
        FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
           (in thousands, except per share data) (unaudited)

                                                             Chemed
                              Roto-      Service   Corp-      Consol-
                     VITAS    Rooter     America   orate      idated
                    --------  -------    -------  --------   --------
          2004(a)
------------------
Service revenues
 and sales          $135,101  $66,785    $ 9,248  $      -   $211,134
                    --------  -------    -------  --------   --------
Cost of services
 provided and
 goods sold          105,695   36,433      7,281         -    149,409
Selling, general
 and
 administrative
 expenses             13,904   20,021      1,831     2,841     38,597
Depreciation           1,306    2,081        392        60      3,839
Long-term
 incentive costs           -        -          -         -          -
                    --------  -------    -------  --------   --------
 Total costs and
  expenses           120,905   58,535      9,504     2,901    191,845
                    --------  -------    -------  --------   --------
 Income/(loss) from
  operations          14,196    8,250       (256)   (2,901)    19,289
Interest expense         (32)     (43)        (2)   (6,008)    (6,085)
Intercompany
 interest income/
(expense)                289      327         39      (655)         -
Loss on
 extinguishment of
 debt                      -        -          -         -          -
Other income -- net       93      (92)        24       373        398
                    --------  -------    -------  --------   --------
 Income/(loss)
  before income
  taxes               14,546    8,442       (195)   (9,191)    13,602
Income taxes          (5,886)  (2,375)(c)     70     4,755(c)  (3,436)
                    --------  -------    -------  --------   --------
 Net Income/(Loss)  $  8,660  $ 6,067    $  (125) $ (4,436)  $ 10,166
                    ========  =======    =======  ========   ========
Earnings Per Share
 Net income                                                  $   0.82
                                                             ========
 Average number of
  shares
  outstanding                                                  12,470
                                                             ========
Diluted Earnings
 Per Share
 Net income                                                  $   0.80
                                                             ========
 Average number of
  shares
  outstanding                                                  12,701
                                                             ========

          2003(b)
------------------
Service revenues
 and sales          $113,528  $63,342    $11,830  $      -   $188,700
                    --------  -------    -------  --------   --------
Cost of services
 provided and
 goods sold           88,372   35,583      8,632         -    132,587
Selling, general
 and
 administrative
 expenses             15,064   21,424      2,458     1,590     40,536
Depreciation             634    2,276        619        88      3,617
                    --------  -------    -------  --------   --------
 Total costs and
  expenses           104,070   59,283     11,709     1,678    176,740
                    --------  -------    -------  --------   --------
 Income from
  operations           9,458    4,059        121    (1,678)    11,960
Interest expense           -      (33)        (8)   (6,519)    (6,560)
Intercompany
 interest
 income/(expense)          -      157          1      (158)         -
Loss on
 extinguishment of
 debt                      -        -          -         -          -
Other income -- net      168      312         64     2,302(d)   2,846
                    --------  -------    -------  --------   --------
 Income/(loss)
  before income
  taxes                9,626    4,495        178    (6,053)     8,246
Income taxes          (3,819)  (1,707)      (114)    2,092     (3,548)
                    --------  -------    -------  --------   --------
 Net Income/(Loss)  $  5,807  $ 2,788    $    64  $ (3,961)  $  4,698
                    ========  =======    =======  ========   ========

Earnings Per Share
 Net income                                                  $   0.39
                                                             ========
 Average number of
  shares
  outstanding                                                  11,941
                                                             ========
Diluted Earnings
 Per Share
 Net income                                                  $   0.39
                                                             ========
 Average number of
  shares
  outstanding                                                  11,988
                                                             ========

(a) The pro forma statement of operations for 2004 assumes the Company's acquisition of VITAS and its financing (including the retirement of existing debt) were completed as of January 1, 2004, on the same terms and conditions as completed on February 24, 2004.

(b) The pro forma statement of operations for 2003 assumes the Company's acquisition of VITAS and its financing (including the retirement of existing debt) were completed as of January 1, 2003, on the same terms and conditions as completed on February 24, 2004.

(c) Amounts include favorable adjustments related to finalization of prior-year tax returns during the third quarter of 2004. The aftertax benefit received from these adjustments was $390,000 for Corporate and $630,000 for Roto-Rooter. In addition, amounts included tax benefits related to prior quarters due to the Company's adjusting its effective tax rate for state and local taxes during the third quarter. The aftertax benefit recorded for these prior-quarter adjustments was $881,000 for Corporate and $217,000 for Roto-Rooter.

(d) Amount includes a pretax gain of $1,846,000 ($1,200,000 aftertax) from the redemption of VITAS preferred stock in the third quarter of 2003.


                          CHEMED CORPORATION
            PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
           (in thousands, except per share data) (unaudited)
                                                             Chemed
                            Roto-      Service    Corp-      Consoli-
                 VITAS      Rooter     America    orate      dated
                --------   --------    -------   --------    --------
 2004 (a)
----------------
Service revenues
 and sales      $389,323   $204,907    $29,816   $      -    $624,046
                --------   --------    -------   --------    --------
Cost of services
 provided and
 goods sold      306,819    113,077     21,791          -     441,687
Selling, general
 and
 administrative
 expenses         41,864     61,023      6,550      7,197     116,634
Depreciation       3,558      6,501      1,393        189      11,641
Long-term
 incentive costs       -      1,558 (c)    275(c)   7,225 (c)   9,058
                --------   --------    -------   --------    --------
 Total costs and
  expenses       352,241    182,159     30,009     14,611     579,020
                --------   --------    -------   --------    --------
 Income/(loss)
  from
  operations      37,082     22,748       (193)   (14,611)     45,026
Interest expense     (90)      (102)        (9)   (18,397)    (18,598)
Intercompany
 interest
 income/
 (expense)           420        700         66     (1,186)          -
Loss on
 extinguishment
 of debt               -          -          -     (3,330)(d)  (3,330)
Other income--
 net                 210        594        178      1,267       2,249
                --------   --------    -------   --------    --------
 Income/(loss)
  before income
  taxes           37,622     23,940         42    (36,257)     25,347
Income taxes     (15,234)    (8,486)(e)    (48)    14,174 (e)  (9,594)
                --------   --------    -------   --------    --------
 Net
  Income/(Loss) $ 22,388   $ 15,454    $    (6)  $(22,083)   $ 15,753
                ========   ========    =======   ========    ========

Earnings Per
 Share
  Net income                                                 $   1.26
                                                             ========
  Average number
   of shares
   outstanding                                                 12,453
                                                             ========
Diluted Earnings
 Per Share
  Net income                                                 $   1.24
                                                             ========
  Average number
   of shares
   outstanding                                                 12,685
                                                             ========

2003 (b)
----------------
Service revenues
 and sales      $319,955   $192,659    $37,429   $      -    $550,043
                --------   --------    -------   --------    --------
Cost of services
 provided and
 goods sold      251,975    108,180     27,798          -     387,953
Selling, general
 and
 administrative
 expenses         42,547     60,721      7,545      8,082(f)  118,895
Depreciation       2,325      6,900      1,859        266      11,350
                --------   --------    -------   --------    --------
 Total costs and
  expenses       296,847    175,801     37,202      8,348     518,198
                --------   --------    -------   --------    --------
 Income from
  operations      23,108     16,858        227     (8,348)     31,845
Interest expense       -       (148)       (28)   (19,111)    (19,287)
Intercompany
 interest
 income/
 (expense)             -        414        (17)      (397)          -
Loss on
 extinguishment
 of debt               -          -          -     (3,330)(d)  (3,330)
Other income--
 net                 521        707        288      6,977 (g)   8,493
                --------   --------    -------   --------    --------
 Income/(loss)
  before income
  taxes           23,629     17,831        470    (24,209)     17,721
Income taxes      (9,430)    (6,730)      (303)     8,244      (8,219)
                --------   --------    -------   --------    --------
 Net
  Income/(Loss) $ 14,199   $ 11,101    $   167   $(15,965)   $  9,502
                ========   ========    =======   ========    ========

Earnings Per
 Share
  Net income                                                 $   0.80
                                                             ========
  Average number
   of shares
   outstanding                                                 11,913
                                                             ========
Diluted Earnings
 Per Share
  Net income                                                 $   0.80
                                                             ========
  Average number
   of shares
   outstanding                                                 11,940
                                                             ========

----------------
(a) The pro forma statement of operations for 2004 assumes the Company's acquisition of VITAS and its financing (including the retirement of existing debt) were completed as of January 1, 2004, on the same terms and conditions as completed on February 24, 2004.

(b) The pro forma statement of operations for 2003 assumes the Company's acquisition of VITAS and its financing (including the retirement of existing debt) were completed as of January 1, 2003, on the same terms and conditions as completed on February 24, 2004.

(c) Amounts represent payouts under the Company's 2002 Executive Long-term Incentive Plan in the first quarter of 2004. The aftertax cost of these charges was $4,455,000 for Corporate, $982,000 for Roto-Rooter and $170,000 for Service America.

(d) Amount represents the prepayment penalty incurred on the early extinguishment of the Company's debt ($2,030,000 aftertax in 2004; $2,164,000 aftertax in 2003) in the first quarter of 2004.

(e) Amounts include favorable adjustments related to finalization of prior-year tax returns during the third quarter of 2004. The aftertax benefit received from these adjustments was $390,000 for Corporate and $630,000 for Roto-Rooter.

(f) Amount includes pretax charges of $3,627,000 ($2,358,000 aftertax) for severance charges in the first quarter of 2003.

(g) Amount includes a pretax gain of $3,544,000 ($2,151,000 aftertax) from the sales of investments in the first quarter of 2003 and a pretax gain of $1,846,000 ($1,200,000 aftertax) from the redemption of VITAS preferred stock in the third quarter of 2003.


                          CHEMED CORPORATION
            VITAS PRO FORMA QUARTERLY STATEMENT OF INCOME
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                      (in thousands) (unaudited)
                                                             Year-to-
                           First      Second     Third         date
                          Quarter     Quarter   Quarter     September
                          --------   --------   --------     --------
2004 (a)
-------------------------
 Service revenues and
  sales                   $123,982   $130,240   $135,101     $389,323
                          --------   --------   --------     --------
 Cost of services
  provided and goods sold   99,334    101,790    105,695      306,819
 Selling, general and
  administrative expenses   13,385     12,227     12,653       38,265
 Depreciation                  982      1,270      1,306        3,558
 Amortization                1,024      1,324      1,251        3,599
 Long-term incentive
  costs                          -          -          -            -
                          --------   --------   --------     --------
   Total costs and
    expenses               114,725    116,611    120,905      352,241
                          --------   --------   --------     --------
   Income from operations    9,257     13,629     14,196       37,082
 Interest expense              (28)       (30)       (32)         (90)
 Intercompany interest
  income/(expense)               -        131        289          420
 Loss on extinguishment
  of debt                        -          -          -            -
 Other income--net              72         45         93          210
                          --------   --------   --------     --------
   Income before income
    taxes                    9,301     13,775     14,546       37,622
 Income taxes               (3,701)    (5,647)    (5,886)     (15,234)
                          --------   --------   --------     --------
   Net income             $  5,600   $  8,128   $  8,660     $ 22,388
                          ========   ========   ========     ========

                                                             Year-to-
                           First      Second     Third         date
                          Quarter     Quarter   Quarter     September
                          --------   --------   --------     --------
2003 (b)
-------------------------
 Service revenues and
  sales                   $100,182   $106,245   $113,528     $319,955
                          --------   --------   --------     --------
 Cost of services
  provided and goods sold   80,919     82,684     88,372      251,975
 Selling, general and
  administrative expenses   11,714     13,686     14,023       39,423
 Depreciation                  818        873        634        2,325
 Amortization                1,041      1,042      1,041        3,124
 Long-term incentive
  costs                          -          -          -            -
                          --------   --------   --------     --------
   Total costs and
    expenses                94,492     98,285    104,070      296,847
                          --------   --------   --------     --------
   Income from operations    5,690      7,960      9,458       23,108
 Interest expense                -          -          -            -
 Intercompany interest
  income/(expense)               -          -          -            -
 Loss on extinguishment
  of debt                        -          -          -            -
 Other income--net             150        203        168          521
                          --------   --------   --------     --------
   Income before income
    taxes                    5,840      8,163      9,626       23,629
 Income taxes               (2,337)    (3,274)    (3,819)      (9,430)
                          --------   --------   --------     --------
   Net income             $  3,503   $  4,889   $  5,807     $ 14,199
                          ========   ========   ========     ========

-------------------------

(a) The pro forma statement of income for 2004 assumes the Company's acquisition of VITAS was completed as of January 1, 2004, on the same terms and conditions as completed on February 24, 2004.

(b) The pro forma statement of income for 2003 assumes the Company's acquisition of VITAS was completed as of January 1, 2003, on the same terms and conditions as completed on February 24, 2004.


                          CHEMED CORPORATION
                    CONSOLIDATING SUMMARY OF EBITDA
        FOR THE  THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                       (in thousands)(unaudited)
                                                              Chemed
                              Roto-    Service   Corp-        Consoli-
                     VITAS    Rooter   America   orate        dated
                    -------  -------    -----   -------       -------
2004
--------------------
Net income/(loss)   $ 8,975  $ 6,067    $(125)  $(4,305)      $10,612
Add/(deduct):
   Interest expense      32       43        2     6,008         6,085
   Income taxes       6,097    2,375      (70)   (4,755)        3,647
   Depreciation and
    amortization      2,031    2,112      392       164         4,699
                    -------  -------    -----   -------       -------
      EBITDA         17,135   10,597      199    (2,888)       25,043
Add/(deduct):
   Long-term
    incentive
    compensation          -        -        -         -             -
   Advertising cost
    adjustment (a)        -     (577)       -         -          (577)
   Interest income      (94)     (44)      (9)     (402)         (549)
   Intercompany
    interest
    (income)/expense   (289)    (327)     (39)      655             -
   Loss on
    extinguishment
    of debt               -        -        -         -             -
   Equity in income
    of VITAS              -        -        -      (131)         (131)
                    -------  -------    -----   -------       -------
      Adjusted
       EBITDA       $16,752  $ 9,649    $ 151   $(2,766)      $23,786
                    =======  =======    =====   =======       =======

2003
--------------------
Net income/(loss)   $     -  $ 2,788    $  64   $    61       $ 2,913
Add/(deduct):
   Interest expense       -       33        8       714           755
   Income taxes           -    1,707      114       (73)        1,748
   Depreciation and
    amortization          -    2,335      737        92         3,164
                    -------  -------    -----   -------       -------
      EBITDA              -    6,863      923       794         8,580
Add/(deduct):
   Severance charges      -        -        -         -             -
   Advertising cost
    adjustment (a)        -      466        -         -           466
   Interest income        -      (44)     (87)     (517)         (648)
   Intercompany
    interest
    (income)/expense      -     (157)      (1)      158             -
   Dividend income
    from VITAS            -        -        -      (108)         (108)
   Gains on sales of
    investments           -        -        -    (1,846)       (1,846)
                    -------  -------    -----   -------       -------
      Adjusted
       EBITDA       $     -  $ 7,128    $ 835   $(1,519)      $ 6,444
                    =======  =======    =====   =======       =======

--------------------

(a) Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the third quarters of 2004 and 2003, GAAP advertising expense for Roto-Rooter totaled $4,040,000 and $4,451,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the third quarters of 2004 and 2003 would total $4,617,000 and $3,985,000, respectively.


                          CHEMED CORPORATION
                    CONSOLIDATING SUMMARY OF EBITDA
         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                       (in thousands)(unaudited)
                                                               Chemed
                             Roto-    Service    Corp-        Consoli-
                    VITAS    Rooter   America    orate         dated
                   -------  -------   ------   --------       -------
2004
------------------
Net income/(loss)  $19,479  $15,454   $   (6)  $(23,107)      $11,820
Add/(deduct):
 Interest expense       90      102        9     14,995        15,196
 Income taxes       13,489    8,486       48    (13,040)        8,983
 Depreciation and
  amortization       6,073    6,657    1,393        299        14,422
                   -------  -------   ------   --------       -------
   EBITDA           39,131   30,699    1,444    (20,853)       50,421
Add/(deduct):
 Long-term
  incentive
  compensation           -    1,558      275      7,225         9,058
 Advertising cost
  adjustment (a)         -   (1,043)       -          -        (1,043)
 Interest income      (190)    (108)    (127)    (1,236)       (1,661)
 Intercompany
  interest
  (income)/expense    (420)    (700)     (66)     1,186             -
 Loss on
  extinguishment
  of debt                -        -        -      3,330         3,330
 Equity in loss of
  VITAS                  -        -        -      3,153         3,153
                   -------  -------   ------   --------       -------
   Adjusted EBITDA $38,521  $30,406   $1,526   $ (7,195)      $63,258
                   =======  =======   ======   ========       =======

2003
------------------
Net income/(loss)  $     -  $11,101   $  167   $ (1,498)      $ 9,770
Add/(deduct):
 Interest expense        -      148       28      2,253         2,429
 Income taxes            -    6,730      303     (1,135)        5,898
 Depreciation and
  amortization           -    7,079    2,202        282         9,563
                   -------  -------   ------   --------       -------
   EBITDA                -   25,058    2,700        (98)       27,660
Add/(deduct):
 Severance charges       -        -        -      3,627         3,627
 Advertising cost
  adjustment (a)         -   (1,860)       -          -        (1,860)
 Interest income         -     (176)    (272)    (1,718)       (2,166)
 Intercompany
  interest
  (income)/expense       -     (414)      17        397             -
 Dividend income
  from VITAS             -        -        -     (1,532)       (1,532)
 Gains on sales of
  investments            -        -        -     (5,390)       (5,390)
                   -------  -------   ------   --------       -------
   Adjusted EBITDA $     -  $22,608   $2,445   $ (4,714)      $20,339
                   =======  =======   ======   ========       =======

------------------

(a) Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first nine months of 2004 and 2003, GAAP advertising expense for Roto-Rooter totaled $12,170,000 and $9,502,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first nine months of 2004 and 2003 would total $13,213,000 and $11,362,000, respectively.


                          CHEMED CORPORATION
               PRO FORMA CONSOLIDATING SUMMARY OF EBITDA
        FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                       (in thousands)(unaudited)
                                                               Chemed
                             Roto-    Service  Corp-          Consoli-
                   VITAS(a)  Rooter   America  orate(a)        dated
                   -------  -------   ------   --------       -------
2004
------------------
Pro forma net
 income/(loss)     $ 8,660  $ 6,067    $(125)   $(4,436)    $10,166
Add/(deduct):
 Interest expense       32       43        2      6,008         6,085
 Income taxes        5,886    2,375      (70)    (4,755)        3,436
 Depreciation and
  amortization       2,557    2,112      392        164         5,225
                   -------  -------    -----    -------       -------
    Pro forma
     EBITDA         17,135   10,597      199     (3,019)       24,912
Add/(deduct):
 Long-term
  incentive
  compensation           -        -        -          -             -
 Advertising cost
  adjustment (b)         -     (577)       -          -          (577)
 Interest income       (94)     (44)      (9)      (402)         (549)
 Intercompany
  interest
  (income)/expense    (289)    (327)     (39)       655             -
 Loss on
  extinguishment
  of debt                -        -        -          -             -
                   -------  -------    -----    -------       -------
    Pro forma
     adjusted
     EBITDA        $16,752  $ 9,649    $ 151    $(2,766)      $23,786
                   =======  =======    =====    =======       =======

2003
------------------
Pro forma net
 income/(loss)     $ 5,807  $ 2,788    $  64    $(3,961)      $ 4,698
Add/(deduct):
 Interest expense        -       33        8      6,519         6,560
 Income taxes        3,819    1,707      114     (2,092)        3,548
 Depreciation and
  amortization       1,675    2,335      737         92         4,839
                   -------  -------    -----    -------       -------
    Pro forma
     EBITDA         11,301    6,863      923        558        19,645
Add/(deduct):
 Severance charges       -        -        -          -             -
 Advertising cost
  adjustment (b)         -      466        -          -           466
 Interest income      (168)     (44)     (87)      (517)         (816)
 Intercompany
  interest
  (income)/expense       -     (157)      (1)       158             -
 Gains on sales of
  investments            -        -        -     (1,846)       (1,846)
 Loss on
  extinguishment of
  debt                   -        -        -          -             -
                   -------  -------    -----    -------       -------
    Pro forma
     adjusted
     EBITDA        $11,133  $ 7,128    $ 835    $(1,647)      $17,449
                   =======  =======    =====    =======       =======

------------------

(a) Pro forma amounts for VITAS and Corporate assume the acquisition of VITAS and the related financing were both completed on January 1 of the respective years.

(b) Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the third quarters of 2004 and 2003, GAAP advertising expense for Roto-Rooter totaled $4,040,000 and $4,451,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the third quarters of 2004 and 2003 would total $4,617,000 and $3,985,000, respectively.


                          CHEMED CORPORATION
               PRO FORMA CONSOLIDATING SUMMARY OF EBITDA
         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                       (in thousands)(unaudited)
                                                              Chemed
                             Roto-  Service      Corp-        Consoli-
                  VITAS(a)  Rooter  America     orate(a)       dated
                  -------  -------   ------     --------      -------
2004
------------------
Pro forma net
 income/(loss)    $22,388  $15,454   $   (6)    $(22,083)     $15,753
Add/(deduct):
 Interest expense      90      102        9       18,397       18,598
 Income taxes      15,234    8,486       48      (14,174)       9,594
 Depreciation and
  amortization      7,157    6,657    1,393          299       15,506
                  -------  -------   ------     --------      -------
   Pro forma
    EBITDA         44,869   30,699    1,444      (17,561)      59,451
Add/(deduct):
 Long-term
  incentive
  compensation          -    1,558      275        7,225        9,058
 Advertising cost
  adjustment (b)        -   (1,043)       -            -       (1,043)
 Interest income     (231)    (108)    (127)      (1,236)      (1,702)
 Intercompany
  interest (income)/
  expense            (420)    (700)     (66)       1,186            -
 Loss on
  extinguishment
  of debt               -        -        -        3,330        3,330
                   ------  -------   ------     --------      -------
   Pro forma
    adjusted
    EBITDA        $44,218  $30,406   $1,526     $ (7,056)     $69,094
                  =======  =======   ======     ========      =======

2003
------------------
Pro forma net
 income/(loss)    $14,199  $11,101   $  167     $(15,965)     $ 9,502
Add/(deduct):
 Interest expense       -      148       28       19,111       19,287
 Income taxes       9,430    6,730      303       (8,244)       8,219
 Depreciation and
  amortization      5,449    7,079    2,202          282       15,012
                  -------  -------   ------     --------      -------
   Pro forma
    EBITDA         29,078   25,058    2,700       (4,816)      52,020
Add/(deduct):
 Severance charges      -        -        -        3,627        3,627
 Advertising cost
  adjustment (b)        -   (1,860)       -            -       (1,860)
 Interest income     (521)    (176)    (272)      (1,718)      (2,687)
 Intercompany
  interest (income)/
  expense               -     (414)      17          397            -
 Gains on sales of
  investments           -        -        -       (5,390)      (5,390)
 Loss on
  extinguishment
  of debt               -        -        -        3,330        3,330
                  -------  -------   ------     --------      -------
   Pro forma
    adjusted
    EBITDA        $28,557  $22,608   $2,445     $ (4,570)     $49,040
                  =======  =======   ======     ========      =======

------------------

(a) Pro forma amounts for VITAS and Corporate assume the acquisition of VITAS and the related financing were both completed on January 1 of the respective years.

(b) Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first nine months of 2004 and 2003, GAAP advertising expense for Roto-Rooter totaled $12,170,000 and $9,502,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first nine months of 2004 and 2003 would total $13,213,000 and $11,362,000, respectively.


                          CHEMED CORPORATION
             VITAS PRO FORMA QUARTERLY SUMMARY OF EBITDA
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                      (in thousands) (unaudited)

                                                              Year-to-
                                First     Second    Third      date
2004 (a)                       Quarter   Quarter   Quarter   September
----------------------------   -------   -------   -------    -------
Pro forma net income           $ 5,600   $ 8,128   $ 8,660    $22,388
Add/(deduct):
 Interest expense                   28        30        32         90
 Income taxes                    3,701     5,647     5,886     15,234
 Depreciation                      982     1,270     1,306      3,558
 Amortization                    1,024     1,324     1,251      3,599
                               -------   -------   -------    -------
   Pro forma EBITDA             11,335    16,399    17,135     44,869
Add/(deduct):
 Interest income                   (72)      (65)      (94)      (231)
 Intercompany interest
  (income)/expense                   -      (131)     (289)      (420)
                               -------   -------   -------    -------
   Pro forma adjusted EBITDA   $11,263   $16,203   $16,752    $44,218
                               =======   =======   =======    =======

                                                             Year-to-
                               First     Second     Third      date
2003 (b)                       Quarter   Quarter   Quarter   September
----------------------------   -------   -------   -------    -------
Pro forma net income           $ 3,503   $ 4,889   $ 5,807    $14,199
Add/(deduct):
 Interest expense                    -         -         -          -
 Income taxes                    2,337     3,274     3,819      9,430
 Depreciation                      818       873       634      2,325
 Amortization                    1,041     1,042     1,041      3,124
                               -------   -------   -------    -------
   Pro forma EBITDA              7,699    10,078    11,301     29,078
Add/(deduct):
 Interest income                  (150)     (203)     (168)      (521)
 Intercompany interest
  (income)/expense                   -         -         -          -
                               -------   -------   -------    -------
   Pro forma adjusted EBITDA   $ 7,549   $ 9,875   $11,133    $28,557
                               =======   =======   =======    =======

----------------------------

(a) The pro forma statement of income for 2004 assumes the Company's acquisition of VITAS was completed as of January 1, 2004, on the same terms and conditions as completed on February 24, 2004.

(b) The pro forma statement of income for 2003 assumes the Company's acquisition of VITAS was completed as of January 1, 2003, on the same terms and conditions as completed on February 24, 2004.


                          CHEMED CORPORATION
            RECONCILIATION OF PRO FORMA ADJUSTED NET INCOME
    FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
           (in thousands, except per share data)(unaudited)

                               Three Months Ended   Nine Months Ended
                                 September 30,        September 30,
                               -----------------   ------------------
                                2004      2003       2004      2003
                               -------   -------   -------   --------
Net income as reported         $10,612   $ 2,913   $11,820   $  9,770

Add/(deduct):
 Pro forma VITAS net income
  contribution for the period
  (a)                                -     5,887     2,991     14,439
 Pro forma prior-period VITAS
  intangibles amortization        (315)        -         -          -
 Pro forma financing costs
  related to acquisition of
  VITAS (b)                          -    (3,774)   (2,211)   (10,958)
 Pro forma loss on
  extinguishment of debt (b)         -         -         -     (2,164)
 Pro forma elimination of
  equity in income of VITAS
  (c)                             (131)        -     3,153          -
 Pro forma elimination of
  preferred dividend income
  from VITAS (c)                     -      (328)        -     (1,585)
                               -------   -------   -------   --------
Pro forma net income            10,166     4,698    15,753      9,502
Add/(deduct):
 Prior-period tax adjustments   (2,118)        -    (1,020)         -
 Severance charges                   -         -         -      2,358
 Capital gains, etc                  -    (1,200)        -     (3,351)
 Aftertax cost of long-term
  incentive payout                   -         -     5,607          -
 Aftertax cost of loss on
  extinguishment of debt             -         -     2,030      2,164
                               -------   -------   -------   --------

Adjusted pro forma net income  $ 8,048   $ 3,498   $22,370   $ 10,673
                               =======   =======   =======   ========

Earnings Per Share As
 Reported
 Net income                    $  0.85   $  0.29   $  0.99   $   0.99
                               =======   =======   =======   ========
 Average number of shares
  outstanding                   12,470     9,941    11,904      9,913
                               =======   =======   =======   ========
Diluted Earnings Per Share As
 Reported
 Net income                    $  0.84   $  0.29   $  0.97   $   0.98
                               =======   =======   =======   ========
 Average number of shares
  outstanding                   12,701     9,988    12,136      9,940
                               =======   =======   =======   ========

Adjusted Pro Forma Earnings
 Per Share
 Net income                    $  0.65   $  0.29   $  1.80   $   0.90
                               =======   =======   =======   ========
 Average number of shares
  outstanding                   12,470    11,941    12,453     11,913
                               =======   =======   =======   ========
Adjusted Pro Forma Diluted
 Earnings Per Share
 Net income                    $  0.63   $  0.29   $  1.76   $   0.89
                               =======   =======   =======   ========
 Average number of shares
  outstanding                   12,701    11,988    12,685     11,940
                               =======   =======   =======   ========

-----------------------------

(a) Amount represents the additional net income VITAS would contribute assuming the acquisition were completed on January 1 of the respective years (excluding Chemed management fees).

(b) Amounts represent the additional financing costs, including a loss on early extinguishment of debt in 2003, that would have been incurred assuming the financing were completed on January 1 of the respective years.

(c) Amounts represent the impact of eliminating the Company's prior investments in VITAS, assuming the acquisition of VITAS were completed on January 1 of the respective years.




    CONTACT: Chemed Corporation
             David P. Williams, 513-762-6901